As filed with the Securities and Exchange Commission on August 31, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sears Hometown and Outlet Stores, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0808358
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: Securities to be registered pursuant to Section 12(b) of the Act:	333-181051 (If applicable)

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share Subscription Rights to purchase Common Stock	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1:	Description of Registrant’s Securities to be Registered.

Sears Hometown and Outlet Stores, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock contained in the section captioned “Description of our Capital Stock” in the Registrant’s Registration Statement on Form S-1 (No. 333-181051) dated August 31, 2012, and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

The Registrant hereby incorporates by reference the description of the Subscription Rights contained in the section captioned “The Rights Offering” in the Registrant’s Registration Statement on Form S-1 (No. 333-181051) dated August 31, 2012, and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2:	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NASDAQ Capital Market of the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

Date: August 31, 2012	By:	/s/ Charles J. Hansen
	Name:	Charles J. Hansen
	Title:	Vice President, General Counsel and Secretary